UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 4, 2026

CLOVER HEALTH INVESTMENTS, CORP.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39252	98-1515192
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

Address Not Applicable(1)	Address Not Applicable(1)
(Address of Principal Executive Offices)	(Zip Code)
Not Applicable(1)
(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Trading
Title of each class	Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	CLOV	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

(1) We are a remote-first company. Accordingly, we do not maintain a headquarters. For purposes of compliance with applicable requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, stockholder communications required to be sent to our principal executive offices may be directed to the email address: secretary@cloverhealth.com, or to our agent for service of process at The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

Item 8.01. Other Events.
On July 4, 2026, Clover Health Investments, Corp. (the “Company”) became aware of anomalous login activity on certain of its information systems. The Company immediately activated its incident response procedures, initiated an investigation with assistance from leading third-party cybersecurity experts, and took steps to contain the activity. The Company also notified law enforcement. The investigation subsequently showed that a threat actor gained access to three non-managerial health plan employee accounts through social engineering.
Based on preliminary findings from the Company’s investigation, those accounts were assigned to employees who had member visit-scheduling and broker-facing sales functions. The employee accounts had access to certain personally identifiable information and protected health information, but had no access to corporate financial or claims systems. While the investigation is ongoing into the precise nature, scope, and extent of data that was subject to unauthorized access and acquisition, the Company believes that its rapid response successfully contained and terminated the unauthorized access.

Based on information available as of the date of this filing, the Company does not believe that the incident has had, or is reasonably likely to have, a material impact on its business, financial condition or results of operations.

The Company takes the privacy and security of its member data very seriously and has taken, and continues to take, steps to further harden its IT environment. The Company continues to evaluate applicable regulatory and legal notification requirements and will make all required notifications based on its findings, including to impacted members.

Forward-Looking Statements

This Current Report on Form 8-K (the “Form 8-K”) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding future events and the Company’s future results of operations, financial condition, market size and opportunity, business strategy and plans, and the factors affecting our performance and our objectives for future operations. Forward-looking statements are not guarantees of future performance and you are cautioned not to place undue reliance on such statements. In some cases, you can identify forward looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates," "going to," "can," "could," "should," "would," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," "outlook," "forecast," "guidance," "objective," "plan," "seek," "grow," "if," "continue" or the negative of these words or other similar terms or expressions that concern the Company’s expectations, strategy, priorities, plans or intentions. Forward-looking statements in the Form 8-K include, but are not limited to, the following: estimates regarding the potential impact of the cybersecurity incident, ongoing remediation efforts, future operational recovery and potential financial losses. These forward-looking statements are based on current expectations and are subject to inherent risks, uncertainties, and assumptions that are difficult to predict. Factors that could cause actual results to differ materially include, but are not limited to, the scope and duration of the incident, the nature of the compromised data, the outcome of any regulatory investigations or litigation, and our ability to successfully implement our remediation plans. Additional information concerning these and other risk factors is contained under Item 1A. “Risk Factors” in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "SEC") on February 27, 2026, as such risks may be updated in our subsequent filings with the SEC. The forward-looking statements included in the Form 8-K are made as of the date hereof. Except as required by law, the Company undertakes no obligation to update or revise any forward-looking statements in the Form 8-K, whether as a result of new information, future events, or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Clover Health Investments, Corp.

Date:	July 17, 2026	By:	/s/ Karen M. Soares
		Name:	Karen M. Soares
		Title:	General Counsel and Corporate Secretary